Exhibit 99.1

Contacts:
ACADIA Pharmaceuticals Inc.
Steve Davis, Interim Chief Executive Officer
Lisa Barthelemy, Director of Investor Relations
(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS
SECOND QUARTER 2015 FINANCIAL RESULTS

SAN DIEGO, CA August 6, 2015 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on the development and commercialization of innovative medicines that address unmet medical needs in neurological and related central nervous system disorders, today announced its unaudited financial results for the second quarter ended June 30, 2015.

ACADIA reported a net loss of $39.4 million, or $0.39 per common share, for the second quarter of 2015 compared to a net loss of $21.5 million, or $0.22 per common share, for the second quarter of 2014. Net losses for the second quarters of 2015 and 2014 included $7.5 million and $4.3 million, respectively, in non-cash stock-based compensation expense. For the six months ended June 30, 2015, ACADIA reported a net loss of $79.8 million, or $0.80 per common share, compared to a net loss of $39.3 million, or $0.41 per common share, for the comparable period of 2014. Net losses for the six-month periods ended June 30, 2015 and 2014 included $22.0 million and $7.5 million, respectively, in non-cash, stock-based compensation expense. At June 30, 2015, ACADIA’s cash, cash equivalents and investment securities totaled $270.8 million, compared to $322.5 million at December 31, 2014.

“We remain on track to submit our NUPLAZID™ New Drug Application for Parkinson’s disease psychosis to the U.S. Food and Drug Administration in the second half of 2015,” said Steve Davis, ACADIA’s Interim Chief Executive Officer. “I am pleased with the significant progress that we have made in advancing the preparation of manufacturing quality systems to support commercial manufacturing and supply. In addition, we continue to build out our infrastructure to support the planned commercial launch of NUPLAZID in the United States. We’re bringing highly accomplished industry veterans into the organization with recent senior level appointments in manufacturing, quality, compliance, strategy, business development, and access and reimbursement.”

“We also have had a strong presence at medical meetings during the first half of the year and recently presented integrated data from NUPLAZID’s Phase III program at the International Congress of Parkinson’s Disease and Movement Disorders. The data underscore the potential of NUPLAZID to improve the lives of patients with Parkinson’s disease psychosis, a condition for which there is no approved therapy in the United States.”

Research and development expenses increased to $18.4 million for the second quarter of 2015, including $2.8 million in stock-based compensation expense, from $13.8 million for the comparable quarter of 2014, including $1.1 million in stock-based compensation expense. This increase was primarily due to an increase of $4.1 million in personnel and related costs and stock-based compensation expense associated with ACADIA’s expanded research and development organization.

General and administrative expenses increased to $21.1 million for the second quarter of 2015, including $4.7 million in stock-based compensation expense, from $8.0 million for the comparable quarter of 2014, including $3.2 million in stock-based compensation expense. This increase was due to increases in personnel and related costs of $7.9 million and increases in external services costs of $5.2 million, all largely related to ACADIA’s commercial preparations for the planned launch of NUPLAZID.

Conference Call and Webcast Information
ACADIA management will review its second quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 855-638-4820 for participants in the U.S. or Canada and 443-877-4067 for international callers (reference passcode 92110444).  A telephone replay of the conference call may be accessed through August 20, 2015 by dialing 855-859-2056 for callers in the U.S. or Canada and 404-537-3406 for international callers (reference passcode 92110444). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until August 20, 2015.

About ACADIA Pharmaceuticals
ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by NUPLAZID™ (pimavanserin), for which we have reported positive Phase III trial results in Parkinson’s disease psychosis and which has the potential to be the first drug approved in the United States for this disorder. Pimavanserin is also in Phase II development for Alzheimer’s disease psychosis and has successfully completed a Phase II trial in schizophrenia. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. All product candidates are small molecules that emanate from internal discoveries. ACADIA maintains a website at www.acadia-pharm.com to which we regularly post copies of our press releases as well as additional information and through which interested parties can subscribe to receive e-mail alerts.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the timing of the submission of a New Drug Application for NUPLAZID (pimavanserin) for the treatment of Parkinson’s disease psychosis (PDP); the potential for pimavanserin to be the first drug approved in the United States for PDP and the potential timing of such approval, if approved at all; ACADIA’s ongoing pre-commercial activities and plans to commercially launch NUPLAZID; the progress, timing and results of ACADIA’s drug discovery and development programs, either alone or with a partner, including the progress and expected timing of clinical trials, including planned trials for pimavanserin; and the benefits to be derived from ACADIA’s product candidates, including pimavanserin. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development, approval and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2014 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Collaborative revenues	$1	$28	$5	$58

Operating expenses
Research and development (includes stock-based compensation expense of $2,839, $1,089, $5,201, and $2,095, respectively)	18,379	13,799	34,674	25,467
General and administrative (includes stock-based compensation expense of $4,660, $3,242, $16,826, and $5,398, respectively)	21,119	7,952	45,380	14,272
Total operating expenses	39,498	21,751	80,054	39,739
Loss from operations	(39,497)	(21,723)	(80,049)	(39,681)
Interest income, net	119	228	296	358
Net loss	$(39,378)	$(21,495)	$(79,753)	$(39,323)
Net loss per common share, basic and diluted	$(0.39)	$(0.22)	$(0.80)	$(0.41)
Weighted average common shares outstanding, basic and diluted	100,349	99,048	100,273	96,042

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30, 2015	December 31, 2014(1)

Assets
Cash, cash equivalents, and investment securities	$270,777	$322,486
Prepaid expenses, receivables and other current assets	2,616	2,132
Total current assets	273,393	324,618
Other non-current assets	2,146	840
Total assets	$275,539	$325,458
Liabilities and stockholders’ equity
Total liabilities	$19,718	$15,969
Stockholders’ equity	255,821	309,489
Total liabilities and stockholders’ equity	$275,539	$325,458

(1) The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited financial statements at such date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.